UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2021, the Board of Directors (the “Board”) of Continental Resources, Inc. (the “Company”) approved the transition of Harold G. Hamm from his current role as Executive Chairman, to Chairman of the Board, effective May 19, 2021. As a result of this change, Mr. Hamm’s status will change from an employee to a non-employee director. Mr. Hamm will fulfill the duties customarily associated with this role. Additionally, it is not anticipated his level of involvement with the business will change in any substantial way as a result of this transition.

In connection with this transition, the Board, based upon the recommendation of the Compensation Committee, set the compensation to be received by Mr. Hamm as follows: an annual retainer of $291,000 and an annual restricted stock award targeting a value of $637,500, which resulted in an initial grant of 20,618 shares, vesting May 1, 2022. Mr. Hamm will also receive office space at the Company’s headquarters, administrative support, access to a personal automobile and use of the Company’s aircraft. The vesting of all shares awarded to Mr. Hamm as an employee (186,363 shares) was accelerated to May 19, 2021, in connection with the transition described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)

Dated: May 20, 2021

	By:	/s/ John D. Hart
John D. Hart
Senior Vice President, Chief Financial Officer and Chief Strategy Officer